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                                                                  EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated December 20, 2002 accompanying the consolidated financial statements of SatCon Technology Corporation and subsidiaries and the accompanying schedule included in the Annual Report on Form 10-K/A, Amendment No. 2 to Form 10-K, for the year ended September 30, 2002 which are incorporated by reference in this Registration Statement, Amendment No. 5 to Form S-3. We consent to the incorporation by reference in the Registration Statement, Amendment No. 5 to Form S-3, of the aforementioned reports and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP
Boston, Massachusetts
August 21, 2003